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Exhibit 99



 For Immediate Release
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LOCKHEED MARTIN COMPLETES
TENDER OFFER FOR COMSAT STOCK

        COMPANIES NOW FOCUS ON ENABLING LEGISLATION TO ACCOMPLISH MERGER
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BETHESDA, Maryland, September 18, 1999  Lockheed Martin Corporation (NYSE: LMT)
announced today that it has accepted for payment approximately 25,958,282 shares of COMSAT Corporation (NYSE:CQ) common stock tendered pursuant to its offer to purchase up to 49 percent of the outstanding shares of common stock of COMSAT, which, based on information provided by COMSAT, represents the maximum number for which it tendered. The shares are being purchased for cash at a price of $45.50 per share net to the seller without interest, for a total estimated consideration of $1.2 billion.

According to First Chicago Trust Company of New York, the depositary for the tender offer, as of 12:00 noon today, New York City time, the expiration date of the tender offer, its initial calculations show that approximately 47,839,634 shares, or approximately 90 percent of the outstanding shares had been tendered and not withdrawn prior to consummation of the offer, including 14,485,832 shares tendered pursuant to notices of guaranteed delivery. The depositary is expected to complete its calculation of the pro-rationing factor on our about September 27, 1999, but it is anticipated the pro-rationing factor will be approximately 54.261 percent. Payment for those shares accepted will be mailed promptly thereafter.

Today's announcement follows approval by the Federal Communications Commission on Wednesday of the merger of a common carrier subsidiary of COMSAT into a Lockheed Martin subsidiary and FCC designation of that Lockheed Martin subsidiary as an authorized carrier under the 1962 Communications Satellite Act. In addition, on Thursday, the Department of

Justice, whose analysis included consideration of both the tender offer constituting the first phase of Lockheed Martin's acquisition of COMSAT and the second phase of the transaction, the acquisition by Lockheed Martin of any shares not acquired in the tender offer, stated that it does not intend to move to enjoin consummation of the transaction.

"We now have taken major steps toward uniting these two advanced-technology companies with complementary capabilities in the commercial space and terrestrial telecommunications industry. Once legislation is passed allowing completion of the merger, the combined entity will benefit customers in the U.S. and around the world as a dynamic new global competitor," said Vance Coffman, chairman and chief executive officer of Lockheed Martin.

"While remaining fully committed to our core businesses, telecommunications services represents a robust near-term, high growth opportunity for our Corporation. Our telecommunications business was formed with a separate, dedicated management team. After completion of our merger, the management team will be strengthened with the inclusion of COMSAT expertise and has the charter to identify new ventures, including evaluation of strategic partners," added Coffman.

Completing the Lockheed Martin/COMSAT merger remains contingent upon the satisfaction of certain conditions, including enactment of federal legislation necessary to remove existing restrictions on ownership of COMSAT voting stock. Legislation addressing the ownership cap already has cleared the U.S. Senate, but has not yet been introduced in the House of Representatives. Following the passage of legislation, the FCC also must approve the merger. The transaction's second phase will be accomplished by an exchange of Lockheed Martin common stock for that COMSAT common stock outstanding after completion of the tender offer on a one-for-one basis.

"We remain committed to completing this merger. We view this as a pro-competitive transaction that will yield new technologies and capabilities to customers, including the U.S. government, at the best value and level of service. We are working with the House of Representatives to obtain enabling legislation in the near future," Coffman said.
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"By any measure, this is a smart, pro-competitive merger," said Betty C.
Alewine, president and chief executive officer of COMSAT. "Upon completion, the COMSAT/Lockheed Martin partnership will strengthen competition in global telecommunications to the benefit of customers and the industry."

Upon completion of the merger, COMSAT's businesses will be combined with Lockheed Martin Global Telecommunications, a wholly owned subsidiary formed to provide terrestrial and satellite networks for corporate and government customers worldwide.

"COMSAT's market position, coupled with Lockheed Martin's financial and technological strengths, is an ideal combination to effectively compete in the rapidly growing and evolving global telecommunications business," said John Sponyoe, chief executive officer of the Global Telecommunications subsidiary.

"This combination accelerates the momentum of Global Telecommunications in its evolution into an enterprise well-positioned to quickly become a premier global communications network service provider, a market growing exponentially. Our combined terrestrial and space infrastructure will enable us to deliver uniform global coverage and capabilities for Internet and network service providers, broadcasters and multi-national corporations literally any time and anywhere," Sponyoe said. "Just as importantly, Global Telecommunications and COMSAT are fully committed to achieving timely, pro-competitive privatization of INTELSAT, which will benefit the telecommunications industry and American consumers."

Based in Bethesda, Maryland, COMSAT employs some 1,600 people and focuses on international satellite communications services and digital networking services and technology. COMSAT is the U.S. signatory to INTELSAT, a 143-member nation organization that serves more than 180 countries, and INMARSAT, which provides mobile satellite communications worldwide, and is the largest provider of space segment capacity in these organizations. COMSAT offers voice, data and video transmission services for its customers, which include telecommunications carriers, private-network providers, multinational corporations, the U.S.
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government and a variety of broadcasting organizations.  COMSAT's digital networking services business operates in 11 countries, and provides its customers in rapidly growing international markets with start-to-finish networking solutions.

Headquartered in Bethesda, Maryland, Lockheed Martin is a highly diversified global enterprise principally engaged in the research, design, development, manufacture and integration of advanced-technology systems, products and services. The Corporation's core businesses span space, electronics, aeronautics, information and services, telecommunications, energy and systems integration. Employing more than 160,000 people worldwide, Lockheed Martin had 1998 sales surpassing $26 billion. Its Global Telecommunications subsidiary was formed in 1998 to provide terrestrial and satellite networks for corporate and government customers worldwide.

Bear, Stearns & Co., Inc. is financial adviser to Lockheed Martin and the dealer manager in connection with the tender offer. Donaldson, Lufkin & Jenrette Securities Corporation is financial advisor to COMSAT.

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CONTACT: Charles Manor, Lockheed Martin Global Telecommunications, 301/581-2720

                                  www.lmgt.com
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after the date of this news release or the occurrence of anticipated events.